CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225801 on Form S-8 of our report dated March 21, 2019, relating to the financial statements of Aptinyx Inc., appearing in this Annual Report on Form 10-K of Aptinyx Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 21, 2019